PRESS RELEASE

For more information contact:	September 28, 2004

Flake Oakley (334) 240-5061

COLONIAL BANCGROUP TO ACQUIRE UNION BANK OF FLORIDA

MONTGOMERY, AL — Colonial BancGroup Chairman and CEO Robert E. Lowder and Union Bank of Florida Chairman, Steve Saiontz, jointly announced today that the companies have entered into a definitive agreement for Colonial BancGroup to acquire Union Bank of Florida. The transaction represents an aggregate consideration totaling approximately $233 million based on the closing share price of Colonial BancGroup common stock of $20.17 on September 27, 2004. The aggregate consideration to be offered to Union Bank shareholders consists of approximately 75% cash and 25% stock, subject to the limitation that Colonial will issue no more than 3.24 million shares in the transaction. More details of the transaction will be provided in a subsequent 8K filing.

        Union Bank of Florida (Union), headquartered in Sunrise, Florida (Broward County), had total assets of $1.1 billion, total deposits of $687 million and total loans of $574 million at June 30, 2004. Union currently operates 18 full-service offices in Miami-Dade, Broward and Palm Beach Counties. Once completed, this transaction will enhance Colonial’s position as the seventh largest bank in Florida with approximately $6 billion in deposits in Florida thus placing 58% of the Company’s non-time deposits and 51% of its assets in that state.

        “In 1996, we made the decision to enter states whose growth patterns were more robust than our home state of Alabama. We have done that in Nevada, Texas and Georgia with considerable success, but our primary focus has remained on Florida. Starting in Orlando, we have built a major franchise throughout the state in wealthy markets characterized by inherent and sustained growth. The addition of the $1.1 billion Union Bank, our largest acquisition so far, is a logical stairstep in continuing this strategy. To date, we have acquired 19 financial institutions in Florida, gradually increasing the size of the acquired institution so that we are very confident in our ability to integrate the next one, and to take full advantage of cost savings in each case. The recently completed seamless assimilation of P.C.B. Bancorp with $688 million in assets illustrates this point. We will continue to examine with deliberation institutions in appropriate complementary markets in Florida,” said Mr. Lowder.

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        This merger will also increase Colonial’s market share in a deposit-rich market with access to lower-cost funding. The transaction is expected to add to operating earnings per share in 2005. Colonial anticipates it will realize approximately $5.7 million in pre-tax cost savings, exclusive of any potential branch closures.

        “Colonial’s banking philosophy of ‘Financial Strength in Local Hands’ will be a perfect fit for everyone at Union. These two banks have very similar banking styles and this merger will enhance the products and service that our customers are already used to in addition to adding some new capabilities,” said Mr. Saiontz. After the merger is completed Mr. Saiontz will join Colonial’s South Florida Region Board of Directors.

        Lynne Wines, CEO of Union, will become a member of Colonial Bank’s executive management team in South Florida upon completion of the acquisition. Ms. Wines has been with Union since 1986 and has also served in the roles of CFO and COO. She is actively involved in the Broward County community where she has previously served as Chair for many charitable fundraising efforts and was named “Business Woman of the Year” by the South Florida Business Journal in 2002. She currently serves on the Board of the Florida Banker’s Association.

        “This transaction presents a great opportunity for Union’s employees and customers to align ourselves with a bank that believes in the same service principles and community banking focus that we have always had,” said Ms. Wines. “It will also give our customers greater convenience with Colonial’s extensive retail branch network in South Florida as well as other service delivery channels.”

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        The 18 locations gained through this acquisition are expected to fold well into Colonial’s existing South Florida region headquartered in Miami. The addition of Union’s deposits is expected to bring Colonial’s South Florida deposits to $2.6 billion and its number of branches to 46 with 18 locations in Broward County, 16 locations in Miami-Dade County and 12 in Palm Beach County. Nearly 70% of Union Bank’s deposits are non-time core deposit products.

        Completion of the transaction with Union is subject to approval by various regulatory agencies and Union’s shareholders.

        Colonial BancGroup was represented by Lehman Brothers, Inc. and received legal advice from Miller, Hamilton, Snider & Odom. Union was represented by Hovde Financial, LLC, and received legal advice from Bilzin Sumberg Baena Price & Axelrod LLP.

        Colonial BancGroup, a multi-state bank holding company headquartered in Montgomery, Alabama, has assets of $17.6 billion and operates 294 offices in Florida, Alabama, Georgia, Nevada and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp. A supplemental 8K concerning this transaction was also filed today which includes a map showing current Colonial Bank locations along with Union Bank locations and may be viewed at Colonial’s website at www.colonialbank.com.

The information contained herein does not constitute an offer to sell any securities. The shareholders of UB Financial Corporation shall receive and are urged to read the Prospectus-Information Statement that will be filed with the Securities and Exchange Commission as it will contain information that will be important to their investment decision. After they are filed with the SEC, these documents shall also be available at the SEC's website at www.sec.gov.

Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is also cautioned that this announcement contains “forward looking statements” regarding Colonial BancGroup’s and Union Bank of Florida’s future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

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Union Bank of Florida Acquisition Points

Low-cost deposit base within existing Colonial footprint

Union Deposit Base at 6/30/04:

(in 000s)

%

Transaction accounts

$182,678

27%

Interest Bearing DDA & Savings

273,576

40%

Time

230,489

33%

Total

$686,743

100%

Colonial’s

Colonial’s

Current Deposits

Deposits Pro Forma

6/30/04

6/30/04

% Increase

(in 000s)

Palm Beach

$

451,971

$

510,371

12.9%

Broward County

217,381

751,602

245.8%

Miami-Dade County

1,261,143

1,355,265

7.5%

Total

$1,930,495

$2,617,238

35.6%

Other Florida Markets

$3,401,117

$3,401,117

Total Colonial Deposits

in Florida

$5,331,612

$6,018,355

12.9%

Increase Colonial’s Non-Time Deposits in Florida to 58% of Total

Strong local management

Lynne Wines – CEO – 18 years with Union, Business Woman of the Year in South Florida in 2002

Fast growing franchise – Union’s 2003/2004 expected net income growth rate of 49%

Anticipated pre-tax cost savings of $5.7 million

(does not include potential branch closings)

Deal Points

Union Bank

Consideration:

Colonial BancGroup Stock

$  58,250,000

Cash

174,750,000

Total

$233,000,000

Precedent Florida Transactions(1)

Price to Book

2.94x

2.84x

Price to ’04 Expected Earnings

21.81x

27.70x

Note:

Union Bank of Florida is a qualified subsidiary of a sub-S corporation.  Earnings multiples are based on tax-effected income.

(1) Represents median of Florida depository acquisitions with deal value greater than $100 million announced since January 1, 2002, per

Lehman Brothers, Inc.

Pro Forma Financial Summary

Pro Forma

CNB

CNB w/Union

(dollars in 000s, except per share amts.)

6/30/2004

6/30/2004

(1)

Assets

$17,593,019

$18,825,891

Loans, net of unearned income

12,306,027

12,880,237

Deposits

10,886,122

11,572,865

Book value per share

9.62

10.40

Tangible book value per share

6.66

6.17

Tier I Leverage Ratio

7.30%

6.29%

Total Risk-based Capital Ratio

12.26%

10.80%

Expected 2005 Pre-Tax Cost Savings:

$5,700

Percentage of Union Bank's Expense Base:

23%

Expected Pre-Tax Merger Related Costs:

To be capitalized

$26,000

To be expensed

$1,000

(1)

Includes estimated purchase accounting adjustments.

Colonial is currently evaluating various capital related balance sheet strategies that could impact 2005 earnings per share accretion.

Okeechobee
Stuart
Port Salerno
Palm City
Hobe Sound
Buckhead Ridge
St. Lucie Canal
Indiantown
Tequesta
Lake Okeechobee
Moore Haven
Canal Point
Jupiter
Clewiston
Pahokee
La Belle
Harlem
Belle Glade
Riviera Beach
West Palm Beach
Wellington
South Bay
Lake Worth
Greenacres
Grand Bahama
Atlantic Ocean
Holmes Rock
Boynton Beach
FLORIDA
Delray Beach
Immokalee
Hillsboro Canal
Boca Raton
Coral Springs
Deerfield Beach
Tamarac
Pompano Beach
Sunrise
Fort Lauderdale
Davie
Straits of Florida
Great Isaac Island
Big Cypress Swamp
The Everglades
Pembroke Pines
Hollywood
Aventura
Little Isaac Island
North Miami
North Miami Beach
Hialeah
Turner
Tamiami Canal
Miami Beach
Lopez
Westchester
Miami
Alice Town
North Bimini
Huston
Coral Gables
South Bimini
Chatham
Kendall
Gulf of Mexico
Richmond Heights
North Cat Cay
Cutler Ridge
Florida Keys
Lostmans
Leisure City
Homestead
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Colonial’s Planned Branches

Union Bank

Colonial Bank

Colonial Bank Florida Locations with Union Bank Locations

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